Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On March 30, 2012, Armada Oil, Inc. (the “Company”) completed the acquisition of Armada Oil and Gas, Inc. (“Armada Oil and Gas”), pursuant to a share exchange agreement (the “Share Exchange Agreement”) dated March 21, 2012. Pursuant to the Share Exchange Agreement, the Armada Oil and Gas Stockholders exchanged all of the issued and outstanding shares of Armada Oil and Gas’ common stock and all outstanding stock purchase warrants with the Company in return for 8,870,000 shares of the Company’s common stock, 2,520,000 Series B Warrants allowing the Armada Oil and Gas Stockholders to purchase up to an equal number of shares of the Company’s common stock for a period of 5 years from the date of issuance at a purchase price of $2.00 per share and 2,520,000 Series C Warrants allowing the Armada Oil and Gas stockholders to purchase up to an equal number of the Company’s shares of common stock for a period of 7 years from the date of issuance at a purchase price of $3.00 per share (collectively the “Purchase Consideration”).

The Series C Warrants may not be exercised unless and until the Company informs the holder that the aggregate number of shares of common stock issuable upon exercise of all of the Series C Warrants, along with all other warrants issued by the Company pursuant to the Share Exchange Agreement, together with the shares of the Company’s common stock issued to the Armada Oil and Gas Stockholders pursuant to the Share Exchange Agreement, will not constitute more than 49.9% of the Company’s total number of shares of common stock issued and outstanding at the time of exercise. Upon completion of the Share Exchange Agreement, the Armada Oil and Gas Stockholders owned approximately 43.7% of the Company’s then issued and outstanding shares of common stock.

The unaudited pro forma information contained herein is as of March 31, 2012, and is presented as if the acquisition of Armada Oil and Gas had occurred on such date. The unaudited pro forma information contained herein is for information purposes only and does not purport to represent what the Company’s actual results would have been if the acquisitions had been completed as of the date indicated above or that may be achieved in the future.

The unaudited pro forma information contained herein, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed on June 27, 2012, and Armada Oil and Gas’ historical financial statements for the period ended March 29, 2012, included as Exhibits 99.1 in the Current Report on Form 8-K/A filed by the Company on June 15, 2012.

Pursuant to the Share Exchange Agreement, the Company assumed a Purchase and Option Agreement between Armada Oil and Gas and TR Energy through which it received leasehold interests in 1,280 acres of land, engineering data, and 2D seismic, as well as an option to purchase leasehold interests to an additional 23,700 acres on or before March 31, 2013, at a purchase price of $1,000 per net acre.

The fair value of the Purchase Consideration on the date of acquisition was $24,387,356. The closing price of the Company’s common stock on March 30, 2012 (as quoted on the OTC Markets Group Inc. OTCQBTM tier), was $1.80 per share, resulting in an estimated fair value of the 8,870,000 shares of common stock of $15,966,000. The fair value of the 2,520,000 Series B Warrants, as calculated using the Black-Scholes model, was $4,125,716, using the following weighted average assumptions: risk-free interest rate of 1.04%; expected lives of 5 years, expected volatility of 152.56%, and a 0% dividend yield. The fair value of the 2,520,000 Series C Warrants, as calculated using the Black-Scholes model, was $4,295,640, using the following weighted average assumptions: risk-free interest rate of 1.61%; expected lives of 7 years, expected volatility of 152.56%, and a 0% dividend yield.

As part of the acquisition of Armada Oil and Gas, the Company acquired $378,436 of cash and property located in the State of Wyoming (the “Wyoming Property”), and assumed accounts payable of $11,618. The Company engaged an independent third party (the “Valuation Firm”) to perform a valuation of the Wyoming Property acquired pursuant to the Purchase and Option Agreement. Using assumptions and estimates typical for similar property in that same geographic region, and in accordance with SEC guidelines, the Valuation Firm determined that the Wyoming Property had a fair value ranging from $19,260,000 (using a present value discount factor of 15%) to $27,674,000 (using a present value discount factor of 5%). The fair value assigned to the Wyoming Property by the Company was $24,020,538, which falls within approximately 2% of the mid-point of the aforementioned range.

Following is a summary of the Purchase Consideration and the acquisition date fair value of the Armada Oil and Gas assets acquired and liabilities assumed on March 30, 2012:

Purchase Consideration
Fair value of 8,870,000 shares of the Company's common stock	$15,966,000
Fair value of 2,520,000 Series B Warrants	4,125,716
Fair value of 2,520,000 Series C Warrants	4,295,640
Total Purchase Consideration	$24,387,356

Acquisition Date Assets Acquired and Liabilities Assumed
Cash	$378,436
Oil and gas property	24,020,538
Accounts payable	(11,618)
Total Acquisition Date Assets Acquired and Liabilities Assumed	$24,387,356

The impact of the merger on the consolidated financial statements of the Company included:

1.	An increase of $24,020,538 in Oil & Gas Properties, which reflects the market value of the Wyoming Property acquired at March 30, 2012;
2.	An increase of $378,436 in cash, which reflects the cash on hand at Armada Oil and Gas at March 31, 2012;
3.	An increase of $11,618 in accounts payable, which reflects the amount due to vendors by Armada Oil and Gas at March 31, 2012;
4.	An increase of $8,870 in Common Stock, representing the 8,870,000 shares issued by the Company at $0.001 par value per share; and
5.	An increase of $24,378,486 in additional paid in capital, reflecting the net impact of the adjustments above.

NOTES TO THE COMBINED FINANCIAL INFORMATION FOR

ARMADA OIL, INC. AND ARMADA OIL AND GAS, INC.

AS OF AND FOR THE FISCAL YEAR ENDED MARCH 31, 2012

(UNAUDITED)

NOTE 1 - Basis of Pro Forma Presentation

On March 30, 2012, Armada Oil, Inc. (the “Company”) completed the acquisition of Armada Oil and Gas, Inc. (“Armada Oil and Gas”), pursuant to a share exchange agreement (the “Share Exchange Agreement”) dated March 21, 2012. Pursuant to the Share Exchange Agreement, the Armada Oil and Gas Stockholders exchanged all of the issued and outstanding shares of Armada Oil and Gas’ common stock and all outstanding stock purchase warrants with the Company in return for 8,870,000 shares of the Company’s common stock, 2,520,000 Series B Warrants allowing the Armada Oil and Gas Stockholders to purchase up to an equal number of shares of the Company’s common stock for a period of 5 years from the date of issuance at a purchase price of $2.00 per share and 2,520,000 Series C Warrants allowing the Armada Oil and Gas stockholders to purchase up to an equal number of the Company’s shares of common stock for a period of 7 years from the date of issuance at a purchase price of $3.00 per share.

The Series C Warrants may not be exercised unless and until the Company informs the holder that the aggregate number of shares of common stock issuable upon exercise of all of the Series C Warrants, along with all other warrants issued by the Company pursuant to the Share Exchange Agreement, together with the shares of the Company’s common stock issued to the Armada Oil and Gas Stockholders pursuant to the Share Exchange Agreement, will not constitute more than 49.9% of the Company’s total number of shares of common stock issued and outstanding at the time of exercise. Upon completion of the Share Exchange Agreement, the Armada Oil and Gas Stockholders owned approximately 43.7% of the Company’s then issued and outstanding shares of common stock.

The pro forma combined financial information does not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the acquisition of Armada Oil and Gas by the Company since such amounts, if any, are not presently determinable.

NOTE 2 - Pro Forma Adjustments

The accompanying pro forma combined financial information has been prepared as if the acquisition was completed on March 30, 2012, and reflects the following pro forma adjustments:

1.	An increase of $24,020,538 in Oil & Gas Properties, which reflects the market value of the Wyoming Property acquired at March 30, 2012;
2.	An increase of $378,436 in cash, which reflects the cash on hand at Armada Oil and Gas at March 31, 2012;
3.	An increase of $11,618 in accounts payable, which reflects the amount due to vendors by Armada Oil and Gas at March 31, 2012;
4.	An increase of $8,870 in Common Stock, representing the 8,870,000 shares issued by the Company at $0.001 par value per share; and
5.	An increase of $24,378,486 in additional paid in capital, reflecting the net impact of the adjustments above.

Armada Oil and Gas was incorporated on January 19, 2012, in the State of Nevada. Accordingly, it did not have any operations prior to this time. Therefore, if the Company had acquired Armada Oil and Gas on April 1, 2011, the Company’s consolidated results of operations and net loss would remain unchanged for its fiscal year ended March 31, 2012, and its consolidated net loss would have been $559,207 for the fiscal year ended March 31, 2012.